EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 2, 2015, between Palatin Technologies, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

"2012 Offering" means the offering in connection with the 2012 Offering Documentation.

"2012 Offering Documentation" means the Securities Purchase Agreement dated as of July 2, 2012 between the Company and the purchasers named therein (the "2012 Offering SPA"), the 2012 Warrants issued pursuant thereto, and the registration rights agreement related thereto.

“2012 Offering SPA” shall have the meaning ascribed to such term in the definition of “2012 Offering Documentation.”

"2012 Securities" means the 2012 Shares, the 2012 Warrants and the 2012 Warrant Shares (assuming the exercise in full of the 2012 Warrants without regard to any limitations on exercise of the 2012 Warrants).

"2012 Shares" means the shares of Common Stock issued in the 2012 Offering.

"2012 Warrants" means the warrants issued in the 2012 Offering.

"2012 Warrant Shares" means the shares of Common Stock issuable upon exercise of the 2012 Warrants.

"2014 Offering" means the offering in connection with the 2014 Offering Documentation.

"2014 Offering Documentation" means the Securities Purchase Agreement dated as of December 23, 2014 between the Company and the purchasers named therein (the "2014 Offering SPA"), the 2014 Warrants issued pursuant thereto, and the registration rights agreement related thereto.

“2014 Offering SPA” shall have the meaning ascribed to such term in the definition of “2014 Offering Documentation.”

"2014 Securities" means the 2014 Shares, the 2014 Warrants and the 2014 Warrant Shares (assuming the exercise in full of the 2014 Warrants without regard to any limitations on exercise of the 2014 Warrants).

"2014 Shares" means the shares of Common Stock issued in the 2014 Offering.

"2014 Warrants" means the warrants issued in the 2014 Offering.

"2014 Warrant Shares" means the shares of Common Stock issuable upon exercise of the 2014 Warrants.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 and Rule 144 under the Securities Act (and includes, without limitation, any investment manager or advisor of any Person, any fund under management or advised by any Person, and any funds with a common investment manager or advisor).

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Approved Stock Plan” means any existing or hereafter adopted, entered into, amended or amended and restated employee benefit plan, employment agreement or any other agreement, plan or arrangement which has been approved by a majority of the non-employee members of the Board of Directors (as defined below) or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company; provided, that after the date hereof the Company shall not increase the number of shares of Common Stock reserved for issuance, or securities convertible, exercisable or exchangeable for a number of shares of Common Stock or instruments that derive value by reference to a number of shares of Common Stock, under any Approved Stock Plan without the prior written consent of the Initial Purchasers (as defined below), for so long as the Initial Purchasers together with Affiliates thereof in the aggregate beneficially own Common Stock or Common Stock Equivalents equal to or convertible or exercisable, as the case may be, into at least 20% of the Company’s outstanding shares of Common Stock (calculated as if the Warrants, the Series F 2015 Warrants, the 2012 Warrants and the 2014 Warrants were exercised in full without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2012 Warrants or the 2014 Warrants).

“Attribution Parties” shall have the meaning ascribed to such term in the Series E 2015 Warrants and the Series F 2015 Warrants, respectively.

"Baker Brothers Purchasers" means 667, L.P. (Account #1), 667, L.P. (Account #2) and Baker Brothers Life Sciences, L.P.

“Basic Amount” shall have the meaning ascribed to such term in Section 4.18(a)(ii).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning ascribed to such term in Section 4.1(c).

“Buy-In Price” shall have the meaning ascribed to such term in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Controlled Fundamental Transaction” shall have the meaning ascribed to such term in the Series E 2015 Warrants.

“Company Counsel” means Thompson Hine LLP, with offices located at, among other places, 335 Madison Avenue, 12th Floor, New York, New York 10017.

"Down-Round Financing" means any Subsequent Equity Placement other than an Up-Round Financing.

“DRS” shall have the meaning ascribed to such term in Section 2.2(a)(iii).

“DTC” shall have the meaning ascribed to such term in Section 2.2(a)(iii).

“DWAC” shall have the meaning ascribed to such term in Section 2.2(a)(iii).

“Effective Date” means the earliest of the date that (a) the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the Commission or (b) all of the Shares and the Warrant Shares required to be registered for resale have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon exercise of warrants issued pursuant to a plan or arrangement which has been approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company’s securities may be issued to any Person in connection with services provided to the Company, provided that the Company shall not issue warrants exercisable in the aggregate on an annual basis for more than 250,000 shares of Common Stock, and shall not issue warrants with an exercise price that is less than the market price of the Common Stock at the time of issuance of such warrants; (iii) upon exercise of the 2012 Warrants, the 2014 Warrants, the Warrants, the Series F 2015 Warrants, the Series D 2014 Warrants and the Series G 2015 Warrants, provided that the terms of such 2012 Warrants, the 2014 Warrants, the Warrants, the Series F 2015 Warrants, the Series D 2014 Warrants and the Series G 2015 Warrants are not amended, modified or changed on or after the date hereof; (iv) upon conversion or exercise of any Common Stock Equivalents which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Common Stock Equivalents are not amended, modified or changed on or after the date hereof; and (v) prior to the one (1) year anniversary of the Closing Date, pursuant to any Post-Closing Registration Statement.

“FAST Program” shall have the meaning ascribed to such term in Section 2.2(a)(iii).

“FDA” shall have the meaning ascribed to such term in Section 3.1(ee).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(ee).

“Fundamental Transaction” shall have the meaning ascribed to such term in the Warrants.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Holder” shall have the meaning ascribed to such term in Section 4.19.

“Indebtedness” of any Person means (i) any individual indebtedness or series of related indebtedness for borrowed money, including all obligations evidenced by notes, bonds, debentures or similar instruments, in excess of five hundred thousand dollars ($500,000.00), (ii) all debt securities convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, and (iii) any other instrument or transaction (such as a sale lease back or factoring transaction) structured in a manner to circumvent the intent of this definition and Section 4.17 or Section 4.18 in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof to the extent necessary to correct this definition or any portion hereof which may be defective or inconsistent with the intended treatment of such instrument or transaction under Section 4.17 and Section 4.18.

“Initial Purchasers” means the Baker Brothers Purchasers and the QVT Purchasers.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a mortgage, lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(gg).

“Notice of Acceptance” shall have the meaning ascribed to such term in Section 4.18(a)(iii).

“Offer” shall have the meaning ascribed to such term in Section 4.18(a)(ii).

“Offer Notice” shall have the meaning ascribed to such term in Section 4.18(a)(ii).

“Offer Period” shall have the meaning ascribed to such term in Section 4.18(a)(iii).

“Offered Placement” shall have the meaning ascribed to such term in Section 4.18(a)(ii).

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or its Subsidiary to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiary taken as a whole, and (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

“Person” means an individual or corporation, partnership, limited partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(ee).

"Post-Closing Registration Statement" means any registration statement filed or amended by the Company, or declared effective by the Commission, after the Closing Date pursuant to the Securities Act relating to the issuance by the Company of Common Stock or Common Stock Equivalents.

“Preferred Stock” shall have the meaning ascribed to such term in Section 3.1(g)(i).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.16.

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.16.

"Purchase Price" means $0.91.

“Purchaser(s)” shall have the meaning set forth in the preamble of this Agreement.

“Purchaser Amount” shall have the meaning ascribed to such term in Section 4.18(a)(ii).

“Purchaser Condition” means the satisfaction of either of the following: (i) the Maximum Percentage not being in excess of 9.99%, or (ii) such Purchaser has delivered to the Company an opinion of counsel in a form reasonably satisfactory to the Company that the Purchaser is not an Affiliate of the Company.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

"QVT Purchasers" means QVT Fund IV LP, QVT Fund V LP and Quintessence Fund L.P.

“Refused Placement” shall have the meaning ascribed to such term in Section 4.18(a)(iv).

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement.

“Requisite Percentage” means (x) as to any Down-Round Financing, 100%, allocated as follows: (i) in the case of the QVT Purchasers, 63.35% in each instance allocated among such QVT Purchasers as indicated by the QVT Purchasers, and (ii) in the case of the Baker Brothers Purchasers, any percentage not subscribed for in such Down-Round Financing by the QVT Purchasers, in each instance allocated among such Baker Brothers Purchasers as indicated by the Baker Brothers Purchasers; and (y) as to any Up-Round Financing, as follows: (i) in the case of the QVT Purchasers, 63.35% in each instance allocated among such QVT Purchasers as indicated by the QVT Purchasers, and (ii) in the case of the Baker Brothers Purchasers, 20.13%, in each instance allocated among such Baker Brothers Purchasers as indicated by the Baker Brothers Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

"Required Holders" means (i) all of the Initial Purchasers for so long as each Initial Purchaser together with its respective Affiliates beneficially own in the aggregate Common Stock and/or Common Stock Equivalents (without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2012 Warrants or the 2014 Warrants) equal to or convertible or exercisable, as the case may be, into at least 5% of the Company’s outstanding shares of Common Stock (calculated as if the Warrants, the Series F 2015 Warrants, the 2014 Warrants and the 2012 Warrants were exercised in full without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2014 Warrants or the 2012 Warrants) or (ii) otherwise, Purchasers holding together with their Affiliates a majority amount of the aggregate of the Securities, the 2012 Securities and the 2014 Securities then outstanding.

“Required Reserve Amount” shall have the meaning ascribed to such term in Section 4.10.

"Right of Participation End Date" means the earlier of (x) the date the Company obtains the approval of the FDA for bremelanotide and (y) the four (4) year anniversary of the Closing Date.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants, the Series F 2015 Warrants and the Warrant Shares.

“Securities Act” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Series D 2014 Warrants” means the warrants issued in connection with that certain venture loan and security agreement, dated as of December 23, 2014, by and among the Company, Horizon Technology Finance Corporation and Fortress Credit Co LLC.

“Series E 2015 Warrants” means the warrants required to be delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, in substantially the form of Exhibit B attached hereto (with any changes thereto being acceptable to the Purchasers).

“Series F 2015 Warrants” means the warrants required to be delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, in substantially the form of Exhibit C attached hereto (with any changes thereto being acceptable to the Purchasers).

“Series G 2015 Documentation” means that certain venture loan and security agreement, dated as of July 2, 2015, by and among the Company, Horizon Technology Finance Corporation and Fortress Credit Co LLC and the accompanying note, Series G 2015 Warrants and Registration Rights agreement, in the forms attached hereto as Exhibit A.

“Series G 2015 Warrants” means the warrants required to be delivered pursuant to the Series G 2015 Documentation.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement, but excluding the Warrant Shares.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Shares, the Warrants and the Series F 2015 Warrants purchased hereunder, as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Equity Placement” means, the Company or any Subsidiary thereof shall, either directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of or enter into any discussions or negotiations as to) any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including preferred stock or other instrument or security (including any debt security) that is convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents and any Indebtedness that is (i) issued in connection with any Subsequent Equity Placement, (ii) issued in conjunction with or related to any issuance or potential issuance of Common Stock or Common Stock Equivalents or (iii) convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (other than Excluded Securities), including, without limitation, any other transaction whereby the Company raises or could receive any consideration and any other instrument or transaction structured in a manner to circumvent the intent of this definition and Section 4.17 or Section 4.18 in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof to the extent necessary to correct this definition or any portion hereof which may be defective or inconsistent with the intended treatment of such instrument or transaction under Section 4.17 and Section 4.18.

“Subsequent Placement Agreement” shall have the meaning ascribed to such term in Section 4.18(a)(iv).

“Subsequent Placement Documents” shall have the meaning ascribed to such term in Section 4.18(a)(vii).

“Subsidiary” means RhoMed Incorporated, a New Mexico corporation.

“Successor Entity” shall have the meaning ascribed to such term in the Warrants.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Stock Market, the New York Stock Exchange, the OTC Bulletin Board, or the OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Series F 2015 Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219 and a facsimile number of (718) 765-8718, and any successor transfer agent of the Company.

"Up-Round Financing" offering means any Subsequent Equity Placement with a purchase price per share, or with a conversion, exercise or exchange price per share, in each case, that, after giving effect to any adjustments to such price to account for value attributable to other instruments such as warrants or options, is equal to, or exceeds, the Purchase Price (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after signing definitive documents) or any offering of Common Stock sold as a unit in conjunction with any Common Stock Equivalents with an exercise or conversion price greater than 150% of the Purchase Price (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after signing definitive documents).

“Warrants” means the Series E 2015 Warrants required to be delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants and the Series F 2015 Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase hereunder, (i) that aggregate number of Shares set forth on such Purchaser’s signature page hereto, (ii) Series E 2015 Warrants to purchase that number of shares of Common Stock set forth on such Purchaser’s signature page hereto and (iii) Series F 2015 Warrants to purchase that number of shares of Common Stock set forth on such Purchaser’s signature page hereto, at the aggregate Subscription Amount set forth on such Purchaser’s signature page hereto.  Each Purchaser shall deliver to the Company, via wire transfer or a certified check of immediately available funds in an amount equal to such Purchaser’s Subscription Amount as set forth on its signature page hereto, and the Company shall deliver to each Purchaser its respective Shares, Warrants and Series F 2015 Warrants being purchased hereunder, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company Counsel or such other location as the parties shall mutually agree.  For all purposes of this Agreement, the Shares, the Warrants and Series F 2015 Warrants shall be deemed to be issued in all respects simultaneously and under no circumstance shall any of the Shares, the Warrants or the Series F 2015 Warrants be deemed to be issued prior to or after any other Shares, Warrants or Series F 2015 Warrants.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel reasonably satisfactory to the Purchasers;

(iii) the number of Shares set forth on such Purchaser’s signature page to this Agreement, via (X) upon the request of the Purchaser, credit to the Purchaser’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system (“DWAC”), or to the Purchaser’s or its designee’s direct registration account, provided that the Transfer Agent is participating in the Direct Registration System (“DRS”) or The DTC Fast Automated Securities Transfer Program (the “FAST Program”), or (Y) if the Transfer Agent is not participating in either the DRS or FAST Program, a certificate registered in the Company’s share register in the name of the Purchaser;

(iv) a Series E 2015 Warrant certificate, in a form acceptable to the Purchasers, registered in the name of such Purchaser to purchase such number of shares of Common Stock as is set forth on the Purchaser’s signature page to this Agreement, with an exercise price equal to $0.01 per share, subject to adjustment therein;

(v) a Series F 2015 Warrant certificate, in a form acceptable to the Purchasers, registered in the name of such Purchaser to purchase such number of shares of Common Stock as is set forth on the Purchaser’s signature page to this Agreement, with an exercise price equal to the Purchase Price, subject to adjustment therein;

(vi) a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent;

(vii) the Registration Rights Agreement duly executed by the Company, in a form acceptable to the Purchasers;

(viii) the Schedules to this Agreement shall be in a form acceptable to the Purchasers; and

(ix) a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to the resolutions consistent with the first sentence of Section 3.1(hh) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Purchaser.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company or a certified check of immediately available funds; and

(iii) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(vi) from the date hereof to the Closing Date: (i) the Company shall not have taken any of the actions set forth in Section 3(a) of the Warrants, declared or made any Distribution (as defined in the Warrants) or granted, issued or sold any Purchase Rights (as defined in the Warrants); and (ii) no Fundamental Transaction shall have occurred; and

(vii) the Company shall simultaneously receive gross proceeds of at least $10 million with  net proceeds of at least $9.9 million by incurring Indebtedness pursuant to the Series G 2015 Documentation and reasonably satisfactory to the Purchasers.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  Except as described in the SEC Reports or any information contained or incorporated therein, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser (unless as of a specific date therein) and as set forth herein covenants and agrees:

(a) Subsidiary.  The Subsidiary of the Company is described in the SEC Reports.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  The Subsidiary is inactive, and has no employees, liabilities or assets other than certain patents not material to the business of the Company.

(b) Organization and Qualification.  Each of the Company and the Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor the Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except to the extent that any such default, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the operations, results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiary, individually or taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a materially disproportionate effect on the Company.  Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms (assuming due execution and delivery by all other parties thereto), except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities (assuming the exercise in full of the Warrants, the Series F 2015 Warrants, the 2012 Warrants and the 2014 Warrants without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2012 Warrants or the 2014 Warrants) and  the performance by the Company of its obligations hereunder, will not: (i) conflict with or violate any provision of the Company’s or the Subsidiary’s certificate or articles of incorporation or bylaws, (ii) except as waived by named purchasers with respect to their certain of their rights under the 2012 Offering Documentation and the 2014 Offering Documentation between the Company and said named purchasers and the warrants issued pursuant thereto, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or require the Company to make any payment (of cash or otherwise) or adjustment or issue any shares of Common Stock or other securities under, any agreement (including, without limitation, any employment or similar agreement), security (including, without limitation, any option or warrant to purchase Common Stock), credit facility, debt or any other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission of the Registration Statements in accordance with the terms of the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (v) the waiver by named purchasers of certain of their rights under the 2012 Offering Documentation and the 2014 Offering Documentation between the Company and said named purchasers (collectively, the “Required Approvals”).  Except for any reduction required by the Securities and Exchange Commission to the number of Registrable Securities permitted to be registered for resale on a Registration Statement (as such terms are defined in the Registration Rights Agreement), the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of its principal Trading Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.  The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Company’s principal Trading Market.

(f) Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the other applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement or the other Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement or the other Transaction Documents.  The Company has or will have, prior to issuance, reserved from its duly authorized capital stock solely for the benefit of the Purchasers and any other holders of Warrants and Series F 2015 Warrants, the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants and the Series F 2015 Warrants.

(g) Capitalization.

(i)           The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).  There are 57,128,433 shares of Common Stock and 4,697 shares of Preferred Stock, all of which are Series A Convertible Preferred Stock (which converts into 62,531 shares of Common Stock), outstanding as of the Closing Date.

(ii)           There are options to purchase 5,083,956 shares of Common Stock outstanding as of the Closing Date.

(iii)           There are restricted stock units to acquire 1,028,017 shares of Common Stock outstanding as of the Closing Date.

(iv)           There are warrants to purchase 101,402,579 shares of Common Stock outstanding as of the Closing Date with the exercise prices and expiration dates as set forth on Schedule 3.1(g)(iv).

(v)           There are 3,294,140 shares reserved for future issuance under the Company’s 2011 Stock Incentive Plan, as amended and restated through the date hereof.

(vi)           Except as set forth in the Securities Purchase Agreement, dated as of July 2, 2012, and the Securities Purchase Agreement dated as of December 23, 2014, both between the Company and the purchasers named therein and the warrants issued pursuant thereto, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 3.1(g)(vi) and except as to the Purchasers, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 3.1(g)(vi), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except as disclosed in the SEC Reports or in any exhibit thereto, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(vii)           As of the Closing Date, the Company will have reserved 24,109,589 shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants or Series F 2015 Warrants.

(viii)           Other than as set forth on Schedule 3.1(g)(vi), there are no rights or liabilities outstanding under any agreement to issue any Common Stock Equivalents, including no rights or liabilities outstanding under the Company’s March 1, 2011 Warrant Agreement (including pursuant to the $2,000,000 Series A Warrant, the $21,000,000 Series B Warrant or any other Series A Warrant or Series B Warrants issued pursuant thereto) by and between the Company and American Stock Transfer & Trust Company (including the $2,000,000 Series A Warrant, the $21,000,000 Series B Warrant or any other Series A Warrant or Series B Warrants issued pursuant thereto, the “2011 Warrant Agreement”).  All such rights and liabilities not set forth on such schedule have expired in accordance with its terms.  No acceleration or redemption right of (or any payment under) the 2011 Warrant Agreement or any warrant or right thereunder has been made or can be made in the future.

(h) SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied as to form in all material respects, when filed, with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The historical financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed or furnished with the Commission prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as disclosed in the SEC Reports, no event, liability, fact, circumstance, occurrence or development (including, without limitation, any fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement)) has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its business, properties, operations, assets or financial condition that, but for the passage of time, would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation.  There is no action, suit, written notice of an inquiry or investigation, notice of violation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, trading market or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor the Subsidiary is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  To the knowledge of the Company, no director or officer of the Company or the Subsidiary is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k) Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, the Company is not a party to a collective bargaining agreement, and the Company believes that its relationship with its employees is good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.  The Company is in compliance with all material U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance.  Neither the Company nor the Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would constitute a default by the Company under), nor has the Company or the Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental authority, and (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or would not reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets.  The Company has good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(o) Patents and Trademarks.  The Company and its Subsidiary own or possess adequate rights or licenses to use, all patents, patent rights, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, approvals, government authorizations, trade secrets and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses (collectively, the “Intellectual Property Rights”).  None of the Company’s or the Subsidiary’s material Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  Neither the Company nor its Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or its Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable.  There is no existing infringement by another Person of any of the Intellectual Property Rights which would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor the Subsidiary is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees.  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or its Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option, restricted stock, restricted stock units or other compensation-related agreements under any equity plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s) Certain Fees.  Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(u) Investment Company.  The Company is not, and immediately after receipt of payment for the Securities, and for so long as any Purchaser holds any Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.  The Company is not controlled by an “investment company” and shall not take any actions that would cause the Company to be controlled by an “investment company”.

(v) Registration Rights.  Except as set forth in the Series G 2015 Documentation or on Schedule 3.1(v), other than each of the Purchasers pursuant to the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as described in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(x) Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  The disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, the Subsidiary, their respective businesses and the transactions contemplated hereby does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

(y) No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor the Subsidiary, nor any of their respective Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would reasonably cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act, which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions, including, without limitation, of any Trading Market on which any of the securities of the Company are listed or designated.

(z) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or its Subsidiary.

(aa) [Reserved]

(bb) Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) directly or indirectly, offered, paid, promised to pay, or authorized the giving of money or anything of value or any favor to any person in order to compel improper performance of such person’s duties or in order to improperly influence such person, (iii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iv) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, (v) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (vi) been prosecuted, investigated or subjected to an inquiry for an offence, under the UK Bribery Act of 2010 or under applicable anti-corruption laws or regulations of any jurisdiction and there are no circumstances known to the Company likely to give rise to any such prosecution, investigation or enquiry.

(cc) Accountants.  The Company’s registered public accounting firm is KPMG LLP.  To the Company’s knowledge, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

(dd) Regulation M Compliance.  Except as set forth in Schedule 3.1(s), the Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee) FDA.  As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is being studied by the Company (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, and tested by the Company, or to the Company’s knowledge on behalf of the Company, in  compliance with all applicable requirements under the FDCA relating to registration, investigational use, good manufacturing practices, good laboratory practices, good clinical practices, labeling, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect.  There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) relating to the Pharmaceutical Products against the Company or the Subsidiary, and neither the Company nor the Subsidiary has received any written notice, warning letter or other written communication from the FDA or any other governmental entity, which (i) imposes a clinical hold on any clinical investigation by the Company,  (ii) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (iii) otherwise alleges any violation of the FDCA and the related rules or regulations by the Company or the Subsidiary, and which, either individually or in the aggregate, would have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ff) Office of Foreign Assets Control.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(gg) Money Laundering.  The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or bylaws or the restrictions on business combinations set forth in Section 203 of the Delaware General Corporation Law and any other similar applicable anti-takeover law that is or could become applicable to each Purchaser as a result of such Purchaser, any other Attribution Party and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares, Warrants, Series F 2015 Warrants or Warrant Shares and such Purchaser’s ownership of any of, or rights to, any such Securities and the 2012 Securities and 2014 Securities including upon any exercise of any and all of the Warrants, Series F 2015 Warrants, the 2012 Warrants and the 2014 Warrants (assuming the exercise in full of the Warrants, Series F 2015 Warrants, the 2012 Warrants and the 2014 Warrants without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2012 Warrants or the 2014 Warrants).  The Company hereby represents that the Board has approved the transactions contemplated under the Transaction Documents for purposes of Section 203 of the Delaware General Corporation Law.  The Company hereby represents and warrants that there will be no consequence under Section 203 of the Delaware General Corporation Law to any Purchaser or any other Attribution Party by virtue of such Purchaser becoming an “Interested Stockholder” or an “Affiliate” or “Associate” of an “Interested Stockholder” (as such terms are defined in Section 203 of the Delaware General Corporation Law) as a result of the Company’s issuance of the Shares, Warrants, Series F 2015 Warrants or Warrant Shares and such Purchaser’s ownership of any of, or rights to, any such Securities and the 2012 Securities including upon any exercise of any and all of the Warrants, the Series F 2015 Warrants, the 2012 Warrants and the 2014 Warrants (assuming the exercise in full of the Warrants, the Series F 2015 Warrants, the 2012 Warrants and the 2014 Warrants without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2012 Warrants or the 2014 Warrants).  For the

avoidance of doubt, such Purchaser’s ownership of any or all of such Securities, the 2012 Securities and the 2014 Securities shall not be taken into account when calculating such Purchaser’s percentage ownership in the Company and shall not count towards any ownership threshold for purposes of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Company’s certificate of incorporation or bylaws or the laws of its state of incorporation (including Section 203 of the Delaware General Corporation Law).  The Company has no control share acquisition, business combination, poison pill or similar anti-takeover provision under any agreement (other than the letter agreement, dated October 7, 2011, between the Company and Biotechnology Value Fund, L.P. filed with the Current Report on Form 8-K filed by the Company with the Commission on October 7, 2011) or the Company’s certificate of incorporation or bylaws.  The Company has no fundamental transaction, change of control or similar provision under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument (other than as set forth on Schedule 3.1(hh)(i)).  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the issuance of the Shares, Warrants and Series F 2015 Warrants on the Closing Date do not and will not result in any fundamental transaction, change of control or similar event, the requirement to make any payment or adjustment or issue any shares of Common Stock or other securities with respect to any fundamental transaction, change of control or similar event, or an event that with the passage of time could result in a fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument.  Other than as set forth on Schedule 3.1(hh)(ii), the exercise in full of the Warrants and the Series F 2015 Warrants (without regard to any limitations on exercise of the Warrants or Series F 2015 Warrants) will not result in any fundamental transaction, change of control or similar event, the requirement to make any payment (whether of cash or otherwise) or adjustment or issue any shares of Common Stock or other securities with respect to any fundamental transaction, change of control or similar event, or an event that with the passage of time could result in a fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument.

(ii) Shell Company Status.  The Company is not and has never been, prior to the date hereof, an issuer subject to Rule 144(i) under the Securities Act.

(jj) Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser, together with its other Attribution Parties, is (i) an officer or director of the Company or the Subsidiary, (ii) assuming the accuracy of the Purchasers’ representation set forth in Section 3.2(g), an Affiliate of the Company or the Subsidiary or (iii) assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2(g), to the knowledge of the Company, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 10% of the aggregate number of shares of Common Stock currently outstanding.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or the Subsidiary (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(kk) U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

(ll) Acknowledgement Regarding Buyers’ Trading Activity.  The Company acknowledges and agrees that, other than as specifically set forth in Section 4.13, none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company.  The Company further understands and acknowledges that one or more Purchasers may engage in hedging and/or trading activities (including long and short sales) at various times during the period that the Securities are outstanding.  The Company acknowledges that such aforementioned hedging and/or trading activities (including long and short sales) do not constitute a breach of this Agreement, the Securities or any of the documents executed in connection herewith.

(mm) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(nn) Series G 2015  Documentation.  No provision of any of the Series G 2015 Documentation or any other agreement relating thereto, restricts (x) any issuance, payment, the availability of any right or application of any obligation pursuant to this Agreement or any Transaction Document or (y) any issuance of Common Stock or Common Stock Equivalents.

3.2 Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date (unless as of a specific date therein) to the Company as follows:

(a) Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership, limited partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the other Transaction Documents and performance by such Purchaser of the transactions contemplated by this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate, partnership, limited partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account.  Such Purchaser (i) understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, (ii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law, and (iii) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or Series F 2015 Warrants it will be, (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) either a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or a “large institutional accredited investor”.  Such Purchaser is not required to be registered as a broker-dealer under the Exchange Act.

(d) Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) No Tax or Legal Advice.  Such Purchaser understands that nothing in this Agreement, any other Transaction Document or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(f) General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.  Such Purchaser has had a pre-existing relationship with the Company prior to contemplating an investment contemplated under these Transaction Documents.

(g) Condition of the Company; Independent Investigation.  Such Purchaser acknowledges that it has concluded to its satisfaction its own independent investigation of the Company, its business and its assets and acknowledges that such Purchaser has been provided access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose, including, without limitation, access to the SEC Reports.  Such Purchaser acknowledges that it has made its own decision to consummate the transactions contemplated herein based on its independent review.

(h) Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement and the Purchaser’s employees, representatives and agents, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 (in connection with which the Company may require the Purchaser to provide reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER THE SECURITY EVIDENCED HEREBY NOR THE SHARES OF COMMON STOCK UNDERLYING SUCH SECURITY HAVE BEEN][THIS SECURITY HAS NOT BEEN]  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. IN ADDITION, THIS SECURITY MAY BE OFFERED AND SOLD IN AN OFFSHARE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Certificates evidencing the Shares and Warrant Shares, or the applicable portion thereof, shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) once a registration statement (including the Registration Statement) covering the resale of such Shares and the Warrant Shares is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions.  At the Purchaser’s request, for the applicable portion of the Shares and Warrant Shares, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent within two (2) Trading Days after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder.  When the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares and without volume or manner-of-sale restrictions, then such Warrant Shares shall be issued free of all legends.  The Company agrees that following the Effective Date of a Registration Statement with respect to the Shares and Warrant Shares registered on such Registration Statement, or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of (A) a certificate representing the applicable portion of the Shares or Warrant Shares, as the case may be, issued with a restrictive legend and (B) to the extent the Purchaser is an Affiliate of the Company (it being agreed and acknowledged that the Purchaser shall not be deemed to be an Affiliate of the Company at any time that the Purchaser Condition is satisfied) any documentation reasonably requested by the Company demonstrating such Purchaser’s compliance with all of the applicable requirements of Rule 144 (such third (3rd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  If the Company shall fail for any reason or for no reason to issue to such Purchaser of the Securities on or before the Legend Removal Date a certificate without such legend or to issue such Securities to such Purchaser by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of such Securities that the Purchaser anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Purchaser’s request and in the Purchaser’s discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser such unlegended Securities or to issue such Securities to such Purchaser by electronic delivery at the applicable balance account at DTC as provided above and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price (as defined in the Warrants) of the Common Stock on the Legend Removal Date.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by (X) upon the request of the Purchaser, crediting the Purchaser’s or its designee’s balance account with the DTC through DWAC, or to the Purchaser’s or its designee’s direct registration account, provided that the Transfer Agent is participating in the DRS or FAST Program, or (Y) if the Transfer Agent is not participating in either the DRS or FAST Program, issuing and dispatching by overnight courier to the address as specified in the notice section hereof, a certificate registered in the Company’s share register in the name of the Purchaser.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement (including the Registration Statement), they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Continued Registration; Public Information.  Until such time that the Purchaser owns no Securities, the Company covenants to use reasonable best efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, and if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities, including without limitation, under Rule 144.

4.3 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities such that it would require stockholder approval for purposes of the rules and regulations of any Trading Market or otherwise unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Warrants.  The Company hereby covenants and agrees to comply with each and every one of its obligations and other terms set forth in the Warrants, including, without limitation, Section 3(d) of the Warrants and the Series F 2015 Warrants, for so long as any such Warrants and Series F 2015 Warrants, as the case may be, remain outstanding.

4.5 Shareholder Rights Plan and Anti-Takeover Plans.  Assuming that the Purchaser does not beneficially own any Common Stock or Common Stock Equivalents not purchased from the Company immediately prior to the execution of this Agreement, at no time following the Company’s issuance of the Shares, Warrants, Series F 2015 Warrants or Warrant Shares (assuming the exercise in full of the Warrants and Series F 2015 Warrants without regard to any limitations on exercise of the Warrants or Series F 2015 Warrants) will any claim be raised or enforced by the Company or, with the consent of or without the opposition of the Company, any other Person, that (i) any Purchaser is an “Acquiring Person” or functionally equivalent Person under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of its state of incorporation, (ii) any Purchaser could be deemed to trigger the provisions of any such plan or arrangement or other anti-takeover provision, in whole or in part, by virtue of receiving Shares, Warrants or Series F 2015 Warrants under this Agreement or Warrant Shares upon exercise of any such Warrants or Series F 2015 Warrants or under any other agreement between the Company and the Purchasers, assuming that the facts and circumstances that exist as of the Closing Date are not materially changed by a Purchaser (it being agreed and acknowledged by the Company that neither an exercise of any or all of the Warrants and Series F 2015 Warrants (assuming the exercise in full of the Warrants and Series F 2015 Warrants without regard to any limitations on exercise of the Warrants or  Series F 2015 Warrants) nor any waiver of Section 2(d) of the Warrants in accordance with the terms thereof shall be deemed to be a material change in the facts and circumstances that exist as of the Closing Date), or (iii) any Purchaser is an “Interested Stockholder” or an “Affiliate” or “Associate” of an “Interested Stockholder” (as such terms are defined in Section 203 of the Delaware General Corporation Law).  For the avoidance of doubt, no Purchaser’s ownership of any or all of the Securities, the 2012 Securities or the 2014 Securities shall be taken into account when calculating such Purchaser’s percentage ownership in the Company and shall not count towards any ownership threshold for purposes of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Company’s certificate of incorporation or bylaws or the laws of its state of incorporation (including Section 203 of the Delaware General Corporation Law).

4.6 Securities Laws Disclosure; Publicity.  The Company shall (a) by 9:00 a.m. (New York City time) on July 6, 2015, issue a press release disclosing all material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to any of the Purchasers (or any of their respective Affiliates or any of their or their Affiliates’ respective officers, directors, employees, advisors, representatives or agents) by the Company, the Subsidiary or any of their respective Affiliates or any of their officers, directors, employees, shareholders, advisors, representatives or agents (collectively, the “Company Group”). The Company acknowledges and agrees that the Purchasers (and their respective Affiliates) do not owe the Company Group or any other Person any duty of confidentiality, duty to not use or duty to not trade (or any similar duty or obligation) with respect to any information of, about, regarding, or related to the Company and that the Purchasers shall be unrestricted from trading the Common Stock of the Company.  Except as required to be disclosed in any SEC Reports pursuant to applicable law and regulation (provided that the Purchasers shall be consulted by the Company in connection with any such disclosure prior to its release or use), without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

4.7 Non-Public Information.  From and after the filing of the press release contemplated  by Section 4.6, the Company covenants and agrees that neither it, the Subsidiary, nor any other Person acting on its or their behalf, will provide any Purchaser or its agents or counsel with any material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in the securities of the Company.  If a Purchaser has, or believes it has, received any material, nonpublic information regarding the Company or the Subsidiary from the Company, the Subsidiary or any of their respective officers, directors, Affiliates or agents, it may provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information.  To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of or otherwise not to use, such material, non-public information.  The Company understands and confirms that the Purchasers are in the business of trading public securities such as the Common Stock of the Company and will rely on the provisions of Sections 4.6 and 4.7 and the other representation, warranties and provisions in this Agreement and the other Transaction Documents in effecting transactions in Common Stock of the Company.

4.8 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder primarily for the ongoing development of bremelanotide for treatment of female sexual dysfunction, preclinical and clinical development of its melanocortin receptor-1 peptide program, preclinical and clinical development of its PL-3994 product and preclinical and clinical development of other portfolio products, and for working capital and general corporate purposes.

4.9 Indemnification of Purchasers.  Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its Affiliates, investment manager, directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the Affiliates, directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of, failure to comply with or adhere to, misrepresentation with respect to or relating to, or any act or omission inconsistent with, any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, including, without limitation, and for purposes of clarification, any claims any Purchaser Party may have against the Company for any such breach, failure misrepresentation, act or omission pursuant to any provision of any Transaction Document, including, without limitation, Sections 4.4, 4.5 and 4.17 through 4.24 of this Agreement, or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or willful malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable written opinion of counsel to the Purchasers furnished to the Company, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or willful malfeasance.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.9 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.10 Reservation of Common Stock.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants and Series F 2015 Warrants.  The Company shall reserve and so long as any Securities are outstanding, the Company shall continue to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the maximum number of Shares issuable pursuant to this Agreement and Warrant Shares issuable pursuant to any exercise of the Warrants and Series F 2015 Warrants (without regard to any restrictions on exercise thereof) (the “Required Reserve Amount”).

4.11 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and the Company shall apply to list or quote the Shares and Warrant Shares on such Trading Market and use commercially reasonable efforts to secure the listing of the Shares and Warrant Shares on such Trading Market in the time and manner required thereby.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application the Shares and Warrant Shares, and will take such other action as is necessary to cause the Shares and Warrant Shares to be listed or quoted on such other Trading Market in the time and manner required thereby.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.12 Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Purchaser (or any Affiliate of a Purchaser) to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

4.13 Certain Transactions and Confidentiality.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.  Notwithstanding the foregoing, any Purchaser may disclose the existence and terms of this transaction and the information included in the Transaction Documents if it reasonably believes it is required to make such disclosure in order to comply with applicable law, regulation or rule (including, without limitation, any rule, regulation or policy statement of (i) any organized securities exchange, market or automated quotation system on which the Company’s securities are listed or quoted, (ii) any self-regulatory organization of which a party is a member, or (iii) any legal or judicial process) or as part of any audit or regulatory examination.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser nor any other Attribution Party makes any representation, warranty or covenant hereby that it or any other Attribution Party will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser nor any other Attribution Party shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, and (iii) no Purchaser nor any other Attribution Party shall have any duty of confidentiality to the Company after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14 Blue Sky Filings; Violation of Law.  (i)  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.  (ii)  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries will undertake any action that would be reasonably likely to constitute a breach of the representations and warranties provided in Sections 3.1(l) or 3.1(bb) hereof if such action had been taken on or prior to the Closing Date.

4.15 Acknowledgment of Dilution.  The Company and each of the Purchasers acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.16 Public Information.  At any time during the period commencing on the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail to use its best efforts to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to use its best efforts to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, as partial relief for the damages to any Purchaser or other holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such Purchaser and holder an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser or holder’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a Purchaser and other holders shall be entitled pursuant to this Section 4.16 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.  The Company shall be liable for all payments to each Purchaser pursuant to this Section 4.16 and such payments shall be a liability and debt obligation of the Company, and each Purchaser shall be a creditor of the Company with respect to such obligation, that is immediately due and payable pursuant to and in accordance with this Section 4.16.

4.17 Additional Issuances of Securities.  Prior to the one (1) year anniversary of the Closing Date the Company shall not issue any securities pursuant to any Post-Closing Registration Statement.  So long as the Initial Purchasers beneficially own in the aggregate Common Stock or Common Stock Equivalents equal to or convertible or exercisable, as the case may be, into at least 5% of the Company’s outstanding shares of Common Stock (calculated as if the Warrants, the Series F 2015 Warrants, the 2014 Warrants and the 2012 Warrants were exercised in full without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2014 Warrants or the 2012 Warrants), the Company shall not without the written consent of the Initial Purchasers, and the Company shall not permit its Subsidiary to, directly or indirectly, (i) issue a number of shares of Common Stock (including shares underlying any Common Stock Equivalents) in excess of (I) during calendar year 2015, fifteen percent (15%) (as adjusted for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement) of the aggregate number of shares of Common Stock and Common Stock Equivalents outstanding after the Closing, and (II) in any calendar year thereafter, ten percent 10% (as adjusted for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement) of the aggregate number of shares of Common Stock and Common Stock Equivalents outstanding after Closing; provided that this clause (i) (subject to the first sentence of this Section 4.17) shall not apply to Excluded Securities, or (ii) authorize or grant, or otherwise increase or modify any authorization or grant or existing right under, any option to purchase any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including restricted stock units and options to purchase Common Stock pursuant to the Company’s 2011 Stock Incentive Plan or any other Approved Stock Plan; provided that the Company may take the foregoing actions in this clause (ii) in an amount that does not exceed in the aggregate the number of shares of Common Stock and Common Stock Equivalents permissibly issuable pursuant to an Approved Stock Plan.

4.18 Right of Participation.  (a)  From and after the Closing Date until the Right of Participation End Date, the Company shall not, and the Company shall not permit its Subsidiary to, directly or indirectly, effect any Subsequent Equity Placement unless the Company shall have first complied with this Section 4.18.

(i) Prior to entering into any Subsequent Equity Placement with any Person other than the Purchasers, the Company shall deliver to each Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Placement”) in a Subsequent Equity Placement, which Offer Notice shall (w) offer to issue and sell to or exchange with such Purchasers their respective Requisite Percentages of the Offered Placement (the “Purchaser Amount”), in each instance allocated among such Purchasers as indicated by the Purchasers, (x) identify and describe the Offered Placement, (y) describe whether the Offered Placement is at the market or provide a range (such range not to exceed fifteen percent (15%) above or below market) of the anticipated discount to market, including warrant coverage, and describe other material terms upon which they are to be issued, sold or exchanged (to the extent known), and the approximate number or amount of the securities or Indebtedness expected to comprise the Offered Placement to be issued, sold or exchanged and (z) identify the persons or entities (if known) to which or with which the securities or Indebtedness comprising the Offered Placement are to be offered, issued, sold or exchanged (the “Basic Amount”).

(ii) To accept an Offer, whether of the entirety of the Purchaser Amount or a portion thereof, such Purchaser must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Purchaser Amount, which may be all or any portion of such Purchaser’s Purchaser Amount, that such Purchaser elects to purchase (the “Notice of Acceptance”).  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Purchasers a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Purchaser’s receipt of such new Offer Notice.

(iii) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to consummate the Subsequent Equity Placement with respect to all or any part of such Offered Placement as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Placement”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only upon terms and conditions (including, without limitation, unit prices and interest rates (or within such range)) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

(iv) In the event the Company shall propose to sell less than 80% of all the securities or Indebtedness comprising the Refused Placement (any such sale to be in the manner and on the terms specified in Section 4.18(a)(iv) above), then prior to the end of the fifth (5th) Business Day after such Purchaser’s receipt of written notice of the Company’s proposal to sell such reduced amount of securities or Indebtedness comprising the Refused Placement, each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the securities or Indebtedness comprising the Offered Placement specified in its Notice of Acceptance or revoke its Notice of Acceptance.  In the event the Company shall propose to sell less than 100% but 80% or more of all the securities or Indebtedness comprising the Refused Placement (any such sale to be in the manner and on the terms specified in Section 4.18(a)(iv) above), then prior to the end of the fifth (5th) Business Day after such Purchaser’s receipt of written notice of the Company’s proposal to sell such reduced amount of securities or Indebtedness comprising the Refused Placement, each Purchaser may, at its sole option and in its sole discretion, proportionally reduce the number or amount of the securities or Indebtedness comprising the Offered Placement specified in its Notice of Acceptance.  In the event that any Purchaser so elects to reduce the number or amount of securities or Indebtedness comprising the Offered Placement specified in its Notice of Acceptance or revoke its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Placement unless and until such securities have again been offered to the Purchasers in accordance with Section 4.18(a)(ii) above.

(v) Any securities or Indebtedness comprising the Offered Placement not acquired by the Purchasers or other Persons in accordance with Section 4.18(a)(iv) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(vi) The purchase by the Purchasers of any securities comprising the Offered Placement is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Placement reasonably satisfactory in form and substance to the Purchasers and their respective counsel.  The Company and the Purchasers agree that if any Purchaser elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Purchaser shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Purchaser prior to such Subsequent Equity Placement.

(vii) Notwithstanding anything to the contrary in this Section 4.18 and unless otherwise agreed to by the Purchasers, the Company shall either confirm in writing to the Purchasers that the transaction with respect to the proposed Subsequent Equity Placement has been abandoned or shall publicly disclose its intention to consummate the transactions contemplated by the proposed Subsequent Equity Placement, in either case in a manner such that the Purchasers will not be in possession of material non-public information, by the twentieth (20th) Business Day following delivery of any Offer Notice.  If by the twentieth (20th) Business Day following delivery of any Offer Notice no public disclosure regarding a transaction with respect to the proposed Subsequent Equity Placement has been made, and no notice regarding the abandonment of such transaction has been received by the Purchasers, such transaction shall be deemed to have been abandoned and the Purchasers shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the proposed Subsequent Equity Placement, the Company shall provide each Purchaser with another Offer Notice and each Purchaser will again have the right of participation set forth in this Section 4.18(a).  The Company shall not be permitted to deliver more than one Offer Notice to the Purchasers in any forty (40) Business Day period.

(b)           The restrictions contained in this Section 4.18 shall not apply in connection with the issuance of any Excluded Securities.  Notwithstanding anything to the contrary contained herein, all rights of any Purchaser set forth in this Section 4.18 shall be assignable at the election of any Purchaser to one or more of any Purchaser’s Affiliates, but not otherwise.  For purposes of clarification, the provisions of this Section 4.18 are to apply to any Subsequent Equity Placement, including multiple Subsequent Equity Placements, whether related or unrelated, during the period covered hereby.

(c)           If and to the extent that any Purchaser, including Affiliates and Attribution Parties of the Purchaser, has a right to participate in any offering of securities of the Company under any other agreement, including without limitation a right to participate arising under Section 4.18 of the 2012 Offering SPA or Section 4.18 of the 2014 Offering SPA (collectively, the "Prior Rights"), none of the rights hereunder shall modify, limit or supersede such Prior Rights; provided, however, that the securities that such Purchaser may purchase hereunder and pursuant to the Prior Rights shall not be aggregated.

4.19 Fundamental Transactions.  The Company covenants and agrees while any Warrants are outstanding, it (i) will not permit (to the extent within its control), (ii) will take all necessary action to prevent both the occurrence or consummation of (including, without limitation, adopting a poison pill or other similar anti-takeover provision or method) and the requirement to make any payment or adjustment or issue any shares of Common Stock or other securities with respect to, and (iii) will not be party to, any fundamental transaction, change of control or similar event, or an event that with the passage of time could result in a fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument or make any announcement of any of the foregoing.  In furtherance of the foregoing and without limiting in any manner any other rights of the Purchasers or obligations of the Company set forth in any of the Transaction Documents, in the event the Company learns of any third party attempting or seeking to take action to cause a fundamental transaction, change of control or similar event (including, without limitation, through a tender or exchange offer), or an event that with the passage of time could result in a fundamental transaction, change of control or similar event (including, without limitation, through a tender or exchange offer) under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument, that does not conform to the requirements of the Transaction Documents and that does not afford or grant the Purchasers all of the rights and payments they would receive in a Company Controlled Fundamental Transaction (including, without limitation, any payments they would receive if they were holders of the shares of Common Stock issuable upon exercise of the Warrants (without regard to any limitation on the exercise of the Warrants)), subject to the exercise by the Board of Directors of the Company of its fiduciary duties in accordance with applicable law, the Company covenants and agrees to take all reasonable efforts to adopt a poison pill, and to the extent that any previously adopted poison pill ceases to be effective, to re-adopt a poison pill, or any other anti-takeover provision or method necessary to prevent such fundamental transaction, change of control or similar event (including, without limitation, through a tender or exchange offer), or event that with the passage of time could result in a fundamental transaction, change of control or similar event (including, without limitation, through a tender or exchange offer) under any agreement or other instrument, that does not conform to the requirements of the Transaction Documents and that does not afford or grant the Purchasers all of the rights and payments they would receive in a Company Controlled Fundamental Transaction (including, without limitation, any payments they would receive if they were holders of the shares of Common Stock issuable upon exercise of the Warrants (without regard to any limitation on the exercise of the Warrants)).  The Company covenants and agrees while any Warrants are outstanding, that it will not permit, will take all necessary action to prevent (including, without limitation, adopting a poison pill or other similar anti-takeover provision), and will not be party to, any Fundamental Transaction unless the Company and each applicable acquirer or beneficial owner of securities that is directly or indirectly party to or associated with any applicable Fundamental Transaction, including each Successor Entity or Successor Entities, jointly and severally agrees (x) to the requirements and other provisions set forth in the Warrants, including, without limitation, Section 3(d) thereto and all requirements to issue cash, securities (including, without limitation any options or warrants to purchase Common Stock) or other assets thereunder, and (y) to treat each holder of the Warrants (each, a “Holder”) in all respects no worse than as if such Holder was a holder of Warrant Shares and no worse (and, other than in connection with a Company Controlled Fundamental Transaction (as defined in the Warrants), no better) than its treatment of any other holder of shares of Common Stock.  For purposes of clarification, the foregoing shall mean that no Fundamental Transaction shall occur or be consummated unless (i) to the extent set forth in the Warrants, each Holder shall have the right to require the Company and/or the Successor Entity and/or Successor Entities, jointly and severally, to deliver upon the occurrence or consummation, and it shall be a required condition to such occurrence or consummation, of the Fundamental Transaction or at any time thereafter, in satisfaction of the Warrants, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had the Warrants been exercised in full (without regard to any limitations on exercise of the Warrants) with such Holder becoming a holder of such shares of Common Stock issuable upon such exercise immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction; (ii) it is recognized that the purpose of this Section 4.19 is to assure that in all circumstances of any Fundamental Transaction or similar corporate type transaction, each Holder will have rights pursuant to the terms of the Warrants no worse (and, other than in connection with a Company Controlled Fundamental Transaction, no better) in any way than or adversely affected relative to or in any manner not as advantageous (or, other than in connection with a Company Controlled Fundamental Transaction, disadvantageous) as those of a holder of the number of shares of Common Stock issuable upon exercise of the Warrants (without regard to any limitations on exercise of the Warrants) as if the Warrants had already been exercised into Common Stock (without regard to any limitations on exercise of the Warrants) prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction and shall not receive worse (or, other than in connection with a Company Controlled Fundamental Transaction pursuant to the terms of the Warrants, better) treatment, be prejudiced or adversely affected relative to (or treated in any manner not as advantageous or, other than in connection with a Company Controlled Fundamental Transaction, disadvantageous) as the treatment afforded to any holders of shares of Common Stock in such Fundamental Transaction or similar corporate type transaction by virtue of the fact that a Holder holds a Warrant rather than the shares of

Common Stock issuable upon exercise of the Warrant (without regard to any limitations on exercise of the Warrant); (iii) it is specifically intended that no Person attempt to structure a transaction in any manner to circumvent the intent of this Section 4.19 and therefore the provisions of this Section 4.19 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.19 and pursuant to the terms of the Warrants to the extent necessary to correct this paragraph or any portion hereof which may be defective or inconsistent with the intended treatment of each Holder, or to make changes or supplements necessary or desirable to properly give effect to such treatment, as no worse (or, other than in connection with a Company Controlled Fundamental Transaction, no better) in any way than or adversely effected relative to or in any manner not as advantageous (or, other than in connection with a Company Controlled Fundamental Transaction, disadvantageous) as a holder of the number of shares of Common Stock issuable upon exercise of the Warrants (without regard to any limitations on exercise of the Warrants) in any Fundamental Transaction or similar corporate type transaction as herein contained; (iv) it is specifically intended, among other events and transactions, that any tender offer or similar transaction made with respect to the Company or 50% or more of the Common Stock is deemed a Fundamental Transaction under the Warrants; (v) it is acknowledged that notwithstanding any provision that may be interpreted to the contrary, as provided in the Warrants each Holder has an express right to receive at least the same proportion and amount of cash, if any, per Warrant Share (provided, that the foregoing shall in no way limit the rights of the Holder to get any Fundamental Transaction Warrant Early Termination Price (as defined in the Warrants) entirely in cash) that each holder of a share of Common Stock is entitled to receive from the Company or any Successor Entity or Successor Entities, upon any Fundamental Transaction (such as a cash merger or cash tender offer) where cash comprises any portion of the applicable consideration or payment, that they would have been entitled to receive had they exercised their Warrants prior to the Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant); (vi) it is acknowledged that the provisions of this Section 4.19 may not be waived, modified or otherwise implemented otherwise than in strict conformity with the intention hereof and shall apply to a successor holder of the Warrants and any Successor Entity or Successor Entities, and (vii) notwithstanding any provision of this Agreement, the Warrants or any other agreement or contract that could in any way be read to limit the right of any Holder to elect and receive at any time in perpetuity any payments pursuant to the Warrants, no provision of this Agreement, the Warrants or any other agreement or contract shall limit the rights of any Holder (including, without limitation, the right to receive any Redemption Price (as defined in the Warrants)) to receive at any time in perpetuity any payments pursuant to the Warrants.  The Purchasers shall be third party beneficiaries to any agreements between the Company and any applicable Successor Entity in order to give effect to this Section 4.19.

4.20 Subdivisions.  So long as any Warrants are outstanding, the Company shall not subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares or take any other action or otherwise allow the Exercise Price (as defined in the Warrants) of the Warrants to be less than the par value of the Common Stock.

4.21 Contrary Positions.  The Company covenants and agrees not to take any position contrary to (x) the representations set forth in Section 3.1(hh) and Section 3.1(jj), as if each such representation was made on any date from and after the Closing Date assuming (i) the facts and circumstances that exist as of the Closing Date are not materially changed by a Purchaser and (ii) with respect to the representation in clause (ii) of the first sentence of Section 3.1(jj), the Purchaser Condition is satisfied or (y) any of its other representations set forth herein, as if each such representation was made on the Closing Date, assuming the facts and circumstances that exist as of the Closing Date with respect to such representations are not materially changed.  The Company acknowledges and agrees that, with respect to Section 3.1(hh) neither an exercise of any or all of the Warrants, the Series F 2015 Warrants, the 2012 Warrants or the 2014 Warrants (assuming the exercise in full of the Warrants, the Series F 2015 Warrants, the 2012 Warrants and the 2014 Warrants without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2012 Warrants or the 2014 Warrants) nor any waiver of Section 2(d) of the Warrants in accordance with the terms thereof shall be deemed to be a material change in the facts and circumstances that exist as of the Closing Date.

4.22 No Stock Buy-Backs, Dividends or Purchase Rights.  So long as any Purchaser holds any of the Securities, the Company shall not redeem, repurchase or otherwise reduce the number of outstanding shares of Common Stock (except for stock repurchases in the ordinary course of business in connection with tax withholding obligations upon vesting of restricted stock or restricted stock units issued under an Approved Stock Plan in the amount not to exceed fifty percent (50%) of the vested amount of the restricted stock and restricted stock units).  So long as the Purchasers in the aggregate beneficially own Common Stock or Common Stock Equivalents equal to or convertible or exercisable, as the case may be, into at least 20% of the Company’s outstanding shares of Common Stock (calculated as if the Warrants, the Series F 2015 Warrants, the 2012 Warrants and the 2014 Warrants were exercised in full without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2012 Warrants or the 2014 Warrants), the Company shall not, and the Company shall not permit its Subsidiary to, directly or indirectly, (x) declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of its Common Stock, capital stock or Common Stock Equivalents, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or (y) grant, issue or sell any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock or Common Stock Equivalents.

4.23 Existence of Liens.  So long as the Purchasers in the aggregate beneficially own Common Stock or Common Stock Equivalents equal to or convertible or exercisable, as the case may be, into at least 20% of the Company’s outstanding shares of Common Stock (calculated as if the Warrants, the Series F 2015 Warrants, the 2014 Warrants and the 2012 Warrants were exercised in full without regard to any limitations on exercise of the Warrants, the Series F 2015 Warrants, the 2014 Warrants or the 2012 Warrants), the Company shall not, and the Company shall not permit its Subsidiary to, directly or indirectly, allow or suffer to exist any Lien other than Permitted Liens.

4.24 Amendments and Future Agreements.  So long as any Purchaser holds any of the Warrants, the Company shall not (i) amend, waive, modify or terminate any provision of any outstanding securities (including, without limitation, any warrants) or (ii) be party to any transaction (including any contract, agreement or other arrangement) or issue any security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument, with a provision or term (including, without limitation, any fundamental transaction, change of control or similar event provision) which in any way (I) restricts the Company’s ability to issue any shares of Common Stock or other securities as a result of, the Company’s issuance of, any of the Securities, Warrants, Series F 2015 Warrants, 2014 Securities, 2014 Warrants, 2012 Securities or 2012 Warrants or (II) restricts the Company’s ability to make any payment in full or any adjustment under any of the Securities, Warrants, Series F 2015 Warrants, 2014 Securities, 2014 Warrants, 2012 Securities or 2012 Warrants or (III) is triggered by, or could require the Company to make any payment or adjustment or issue any shares of Common Stock or other securities as a result of, the Company’s issuance of, any of the Securities, Warrants, Series F 2015 Warrants, 2014 Securities, 2014 Warrants, 2012 Securities or 2012 Warrants.

4.25 2012 Offering and 2014 Offering.  Notwithstanding any provision of this Agreement or any Transaction Document that could or may be construed to the contrary, nothing in this Agreement or any Transaction Document shall in any manner whatsoever (i) modify, limit, or supersede any provision of any agreement entered into or any right of the purchasers in the 2012 Offering or the 2014 Offering or obligation of the Company relating to or arising from the 2012 Offering or 2014 Offering or (ii) require or allow for any payment or issuance to be made in connection with the offering contemplated hereby (including the Warrants) unless a payment or issuance obligation is triggered and made in connection with the 2012 Offering Documentation and the 2014 Offering Documentation (including the 2012 Warrants and 2014 Warrants) such that if any event triggers a payment under a Transaction Document (including the Warrants), such event shall also be deemed to trigger a payment under the 2012 Offering Documentation (including the 2012 Warrants) and the 2014 Offering Documentation (including the 2014 Warrants).

ARTICLE V.
MISCELLANEOUS

5.1 Survival. Other than as specifically set forth herein, this Agreement, the representations and warranties contained herein and the obligations contained herein, including, without limitation, the covenants and indemnification obligations contained herein, and other terms hereunder shall survive indefinitely.

5.2 Fees and Expenses.  At Closing, the Company shall reimburse the Purchasers or their designee(s) for all reasonable costs and expenses, in the aggregate, incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by each Purchaser from its Subscription Amount at the Closing.  Except as expressly set forth in herein and in the other Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules, other than any prior agreements relating to issuances of securities by the Company to any Purchaser or any of its Affiliates (including, without limitation, relating to the 2014 Offering, the 2014 Offering SPA, the 2014 Warrants, the 2012 Offering, the 2012 Offering SPA and the 2012 Warrant).

5.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email delivery at the facsimile number or email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email delivery at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Required Holders; provided that notwithstanding the foregoing, any such amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser.  No such amendment shall be effective to the extent that it applies to fewer than all of the Purchasers or holders of Securities.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the Purchasers and their applicable Affiliates.  The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

5.6 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger or otherwise by operation of law).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers”.

5.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9 Governing Law and Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction, and, if requested by the Company, the posting of a customary bond.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.  The Company therefore agrees that the Holders shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.  In the event that the Purchaser delivers a Fundamental Transaction Early Termination Notice (as defined in the Warrants) pursuant to a Clause C Fundamental Transaction (as defined in the Warrants) and the Company pays in full to the Purchaser, pursuant to and in accordance with the terms of Section 3(d) of the Warrants, the related Fundamental Transaction Warrant Early Termination Price (as defined in the Warrants), the Purchaser shall not be entitled to any other payment for damages hereunder with respect to such redeemed Warrants solely in connection with such Clause C Fundamental Transaction.

5.14 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations, the transactions contemplated by the Transaction Documents, the Company or its Common Stock.  Each Purchaser shall be entitled, at its own expense, to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

5.15 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16 Construction.  The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.  In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PALATIN TECHNOLOGIES, INC.
By:   /s/ Stephen T. Wills

     Name:  Stephen T. Wills
     Title: Executive Vice President, Chief Financial Officer and
               Chief Operating Officer

Address for Notice:

Palatin Technologies, Inc.
4-B Cedar Brook Drive
Cedar Brook Corporate Center
Cranbury, NJ 08512
Attention: Stephen A. Slusher, Chief Legal Officer
Facsimile number: (609) 495-2202
Electronic mail: sslusher@palatin.com

With a copy to (which shall not constitute notice):

Faith L. Charles, Esq. Thompson Hine LLP 335 Madison Avenue 12th Floor New York, NY 10017 Facsimile number: (212) 344-6101 Electronic mail: Faith.Charles@thompsonhine.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO PTN SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: QVT FUND V LP, by its general partner QVT Associates GP LLC
Signature of Authorized Signatory of Purchaser:    /s/ Tracy Fu
Name of Authorized Signatory: Tracy Fu
Title of Authorized Signatory: Managing Member
Email Address of Authorized Signatory: legalnotices@qvt.com
Facsimile Number of Authorized Signatory: (212) 705-8620
Address for Notice to Purchaser:
QVT Fund V LP
c/o QVT Financial LP
1177 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention: Oren Eisner and Keith Manchester
Email: legalnotices@qvt.com; oren.eisner@qvt.com; keith.manchester@qvt.com

With a copy to (which shall not constitute notice):
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Eleazer Klein, Esq.
Fes: (212)593-5955
Email: eleazer.klein@srz.com

Address for Delivery of Securities to Purchaser (if not same as address for notice):
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Eleazer Klein, Esq.

Email: eleazer.klein@srz.com

Subscription Amount: $3,680,000.00

0 Shares,

Series E 2015 Warrants to purchase 4,032,877 shares of Common Stock, and

Series F 2015 Warrants to purchase 403,288 shares of Common Stock (equal to ten percent (10%) of the aggregate of Shares purchased and shares purchasable upon exercise in full of the Series E 2015 Warrants without regard to any limitations on exercise of the Series E 2015 Warrants)

EIN Number:  [PROVIDED UNDER SEPARATE COVER]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: QUINTESSENCE FUND L.P., by its general partner QVT Associates GP LLC
Signature of Authorized Signatory of Purchaser:    /s/ Tracy Fu
Name of Authorized Signatory: Tracy Fu
Title of Authorized Signatory: Managing Member
Email Address of Authorized Signatory: legalnotices@qvt.com
Facsimile Number of Authorized Signatory: (212) 705-8820
Address for Notice to Purchaser:
Quintessence Fund L.P.
c/o QVT Financial LP
1177 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention: Oren Eisner and Keith Manchester
Email: legalnotices@qvt.com; oren.eisner@qvt.com; keith.manchester@qvt.com

With a copy to (which shall not constitute notice):
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Eleazer Klein, Esq.
Fes: (212)593-5955
Email: eleazer.klein@srz.com

Address for Delivery of Securities to Purchaser (if not same as address for notice):
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Eleazer Klein, Esq.

Email: eleazer.klein@srz.com

Subscription Amount: $475,000.00

0 Shares,

Series E 2015 Warrants to purchase 520,548 shares of Common Stock, and

Series F 2015 Warrants to purchase 52,054 shares of Common Stock (equal to ten percent (10%) of the aggregate of Shares purchased and shares purchasable upon exercise in full of the Series E 2015 Warrants without regard to any limitations on exercise of the Series E 2015 Warrants)

EIN Number: [PROVIDED UNDER SEPARATE COVER]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: QVT FUND IV LP, by its general partner QVT Associates GP LLC
Signature of Authorized Signatory of Purchaser:    /s/ Tracy Fu
Name of Authorized Signatory: Tracy Fu
Title of Authorized Signatory: Managing Member
Email Address of Authorized Signatory: legalnotices@qvt.com
Facsimile Number of Authorized Signatory: (212) 705-8820
Address for Notice to Purchaser:
QVT Fund IV LP
c/o QVT Financial LP
1177 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention: Oren Eisner and Keith Manchester
Email: legalnotices@qvt.com; oren.eisner@qvt.com; keith.manchester@qvt.com

With a copy to (which shall not constitute notice):
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Eleazer Klein, Esq.
Fes: (212)593-5955
Email: eleazer.klein@srz.com

Address for Delivery of Securities to Purchaser (if not same as address for notice):
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Eleazer Klein, Esq.

Email: eleazer.klein@srz.com

Subscription Amount: $845,000.00

0 Shares,

Series E 2015 Warrants to purchase 926,027 shares of Common Stock, and

Series F 2015 Warrants to purchase 92,603 shares of Common Stock (equal to ten percent (10%) of the aggregate of Shares purchased and shares purchasable upon exercise in full of the Series E 2015 Warrants without regard to any limitations on exercise of the Series E 2015 Warrants)

EIN Number: [PROVIDED UNDER SEPARATE COVER]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

667, L.P.
By:  BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner  to 667, L.P., and not as the general partner.

By:     /s/ Scott Lessing
Name: Scott Lessing
Title: President

Address for Notice to Purchaser:
Baker Brothers Investments
667 Madison Avenue, 21st Floor
New York, NY 10065

Subscription Amount: $1,018,155.00

0 Shares,

Series E 2015 Warrants to purchase 1,115,786 shares of Common Stock, and

Series F 2015 Warrants to purchase 111,579 shares of Common Stock (equal to ten percent (10%) of the aggregate of Shares purchased and shares purchasable upon exercise in full of the Series E 2015 Warrants without regard to any limitations on exercise of the Series E 2015 Warrants)

EIN Number:  [PROVIDED UNDER SEPARATE COVER]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BAKER BROTHERS LIFE SCIENCES, L.P.
By:  BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner  to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:     /s/ Scott Lessing
Name: Scott Lessing
Title: President

Address for Notice to Purchaser:
Baker Brothers Investments
667 Madison Avenue, 21st Floor
New York, NY 10065

Subscription Amount: $13,981,845.00

0 Shares,

Series E 2015 Warrants to purchase 15,322,570 shares of Common Stock, and

Series F 2015 Warrants to purchase 1,532,257 shares of Common Stock (equal to ten percent (10%) of the aggregate of Shares purchased and shares purchasable upon exercise in full of the Series E 2015 Warrants without regard to any limitations on exercise of the Series E 2015 Warrants)

EIN Number:  [PROVIDED UNDER SEPARATE COVER]